Exhibit 10.3

                               SECURITY AGREEMENT


DATE:           December __, 2001

DEBTOR:         Restoragen, Inc.                  Tax I.D. #47-0727668
                4130 N.W. 37th Street             Organization I.D. #0002339166
                Lincoln, Nebraska  68524-1637

SECURED PARTY:  Medtronic International, Ltd., as Agent
                World Headquarters
                710 Medtronic Parkway, N.E.
                Minneapolis, MN  55432-5604


     1. Security Interest and Collateral. To secure the payment of outstanding principal and interest on that certain $10,000,000 Secured Convertible Promissory Note of even date herewith made by Debtor to Medtronic International, Ltd. ("Medtronic") and each other Secured Convertible Promissory Note made by Debtor pursuant to that certain Bridge Loan Agreement dated December __, 2001 by and among Debtor, Medtronic and the other lenders named therein (the "Loan Agreement") (individually a "Note", collectively the "Notes") and the performance of every liability and obligation of every type and description that Debtor may now or at any time hereafter owe to any Secured Party pursuant to the Loan Agreement or pursuant to this Agreement, whether such debt, liability or obligation now exists or is hereafter created or incurred, and whether it is absolute or contingent, liquidated or unliquidated, or sole, joint, several or joint and several (all such debts, liabilities and obligations and any amendments, extensions, renewals or replacements thereof collectively referred to herein as the "Obligations"), Debtor hereby grants Medtronic, as agent for itself and for the lenders who are parties to the Loan Agreement (each such lender a "Secured Party"; Medtronic and all such lenders the "Secured Parties"), a first priority security interest (the "Security Interest") in all the following property of Debtor (the "Collateral"):

     A. Certain Accounts and Rights to Payment: Each and every right of Debtor to the payment of money arising out of the grant of any license rights in any of Debtor's intellectual property or other general intangibles, whether such right to payment now exists or hereafter arises, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including all liens and security interests) which Debtor may at any time have by law or agreement against any such licensee ("License Receivables"); and

     B. General Intangibles: All general intangibles of Debtor, whether now owned or hereafter acquired, including, but not limited to, applications for patents (including, but not limited to, those listed on Schedule 1 hereto), patents (including, but not limited to, those listed on Schedule 1 hereto), copyrights, trademarks (including, but not limited to, those listed on Schedule 2 hereto), trade


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          secrets, good will, tradenames, all licenses of any of the foregoing, customer lists, permits and franchises, software, and the right to use Debtor's name, and any and all membership interests, governance rights, and financial rights in each and every limited liability company, and all payment intangibles and all other General
          Intangibles of the Debtor, as such term may be defined in the UCC;

together with all substitutions and replacements for and products of any of the foregoing property and proceeds of any and all of the foregoing property together with all books and records of Debtor related to the Collateral.

     2. Representations, Warranties and Agreements. Debtor represents, warrants and agrees that:

          2.1. Debtor is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, and the state of Delaware has been Debtor's state of organization since before July 1, 2001. Debtor has full power and authority to execute this Agreement, to perform Debtor's obligations hereunder and to subject the Collateral to the Security Interest. Debtor's taxpayer identification number is the number shown at the beginning of this Agreement. Debtor's organizational identification number is the number shown at the beginning of this Agreement.

          2.2. Debtor's chief place of business is located at the address shown at the beginning of this Agreement. Debtor's records concerning its License Receivables and general intangibles are kept at such address. Debtor will give at least 30 days' advance written notice to Secured Party of any change in Debtor's jurisdiction of organization or chief place of business and any change in or addition of any Collateral location. Debtor will take all such actions as Medtronic may reasonably request to permit Medtronic to establish and perfect the Security Interest in all jurisdictions Medtronic deems necessary, including but not limited to the execution, delivery or endorsement of any and all instruments, documents, assignments, security agreements and other agreements and writings that Medtronic may at any time reasonably request in order to secure, protect, perfect or enforce the Security Interest and any Secured Party's rights under this Agreement.

          2.3. Debtor has (or will have at the time Debtor acquires rights in Collateral hereafter arising) absolute title to each item of Collateral free and clear of all security interests, liens and encumbrances. Debtor will keep all Collateral free and clear of all security interests, liens and encumbrances except the Security Interest, and will defend the Collateral against all claims or demands of all persons other than the Secured Parties; provided that Debtor may grant a second priority security interest in the Collateral in connection with up to $20,000,000 of additional debt financing if and only if such additional secured parties enter into an appropriate intercreditor subordination agreement with Medtronic that gives Medtronic, as agent for the Secured Parties, control over all actions regarding foreclosure on the Collateral. Debtor will promptly pay or properly and timely contest all taxes and other governmental charges levied or assessed upon or upon or


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     against any Collateral or against the creation, perfection or continuance of the Security Interest.

          2.4. Until the Obligations are satisfied in full, Debtor will not, without Medtronic's prior written consent, sell any of the Collateral or enter into any agreement that is inconsistent with any Secured Party's rights under this Agreement, except that Debtor may grant licenses to and enter into collaborative arrangements with respect to the Collateral in the ordinary course of business so long as such agreements are not inconsistent with any Secured Party's rights under the Loan Agreement or this Agreement. Debtor further agrees that it will not take any action, or permit any action to be taken by others under its control, or fail to take any action, that would affect the validity of the Collateral or enforcement of any Secured Party's rights in the Collateral.

          2.5. This Agreement has been duly and validly authorized by all necessary action by Debtor.

          2.6. Debtor will at all reasonable times and with reasonable notice permit Medtronic or its representatives to examine or inspect any Collateral, wherever located, and to examine, inspect and copy Debtor's books and records pertaining to the Collateral and its business and financial condition. In the case of an Event of Default or if in connection with Medtronic's evaluation of the Collateral pursuant to
     Section 1 of this Agreement, Medtronic reasonably deems itself to be inadequately secured, and provided that Medtronic keeps such information confidential, Medtronic may send and discuss with licensees of Debtor's intellectual property requests for verifications of amounts owed to Debtor.

          2.7. If Medtronic at any time so requests after the occurrence of an Event of Default, Debtor will promptly transfer to Medtronic any instrument, document, chattel paper, or investment properties constituting the Collateral, duly endorsed or assigned by Debtor.

          2.8. Debtor will keep accurate and complete records pertaining to the Collateral and pertaining to Debtor's business and financial condition and submit to Medtronic such periodic reports concerning the Collateral and Debtor's business and financial condition as Medtronic may from time to time reasonably request.

          2.9. Debtor will pay when due or reimburse each Secured Party on demand for all costs of collection of any of the Obligations and all other out-of-pocket expenses (including all reasonable attorneys' fees) incurred by such Secured Party in connection with the satisfaction, protection, defense or enforcement of the Security Interest or the protection, defense or enforcement of this Agreement or any or all of the Obligations, including expenses incurred in any litigation or bankruptcy or insolvency proceedings.

          2.10. The Obligations have been incurred and the Collateral will be used primarily for business purposes.


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          2.11. All License Receivables are (or will be when arising) the valid, genuine and legally enforceable obligation, subject to no defense, set-off or counterclaim (other than those arising in the ordinary course of business) of each licensee named therein or in Debtor's records pertaining thereto as being obligated to pay such obligation. Debtor will not subordinate any License Receivable to claims of other creditors of such licensee.

          2.12. Debtor will promptly notify Secured Party of any material loss of or damage to any Collateral or of any adverse change in the prospect of payment of any material sums due under any license constituting Collateral.

          2.13. Debtor will from time to time execute such financing statements as Medtronic may reasonably deem required to be filed in order to perfect the Security Interest and, if any Collateral is covered by a certificate of title, execute such documents as may be required to have the Security Interest properly noted on a certificate of title. In addition, Debtor authorizes Medtronic to file any financing statement Medtronic deems necessary.

          2.14 Debtor will not use or keep any Collateral, or permit it to be used or kept, for any unlawful purpose or in violation of any federal, state or local law, statute or ordinance.

          2.15. If Debtor at any time fails to perform or observe any agreement contained in this Section 2, and if such failure shall continue for a period of 30 calendar days after Medtronic gives Debtor written notice thereof, Medtronic may (but need not) perform or observe such agreement on behalf and in the name, place and stead of Debtor (or, at Medtronic's option, in Medtronic's own name) and may (but need not) take any and all other actions that Medtronic may reasonably deem necessary to cure or correct such failure. Debtor shall pay Medtronic on demand the amount of all monies expended and all costs and expenses (including reasonable attorneys' fees) incurred by Medtronic in connection with or as a result of Medtronic's performing or observing such agreements or taking such actions, together with interest thereon from the date expended or incurred by Medtronic at the highest rate then applicable to any of the Obligations. To facilitate the performance or observance by Medtronic of such agreements of Debtor (in the event Debtor does not cure any such failure during the above-described 30-day period), Debtor hereby irrevocably appoints (which appointment is coupled with an interest) Medtronic, or its delegate, as the attorney-in-fact of Debtor with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file, in the name and on behalf of Debtor, any and all instruments, documents, financing statements, and other agreements and writings required to be obtained, executed, delivered or endorsed by Debtor under this Section 2.

     3. Account Verification and Collection Rights of Medtronic. Following an Event of Default, Medtronic shall have the right to verify any License Receivables in the name of Debtor or in Medtronic's own name; and Debtor, whenever requested pursuant to the terms of this Section, shall furnish Medtronic with duplicate statements of the License Receivables, which statements may be mailed or delivered by Medtronic for that purpose. Medtronic may, at any


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time after the occurrence of an Event of Default, notify any License Receivable debtor that such right to payment has been assigned or transferred to Medtronic for security and shall be paid directly to Medtronic as agent for the Secured Parties. If Medtronic so requests, at any time after the occurrence of an Event of Default, Debtor will so notify such License Receivable debtors in writing and will indicate on all invoices to such License Receivable debtors that the amount due is payable directly to Medtronic as agent for the Secured Parties.
At any time after Medtronic or Debtor gives such notice to a License Receivable debtor, Medtronic may (but need not), on behalf of the Secured Parties or in Debtor's name, demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such License Receivable, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligations (including collateral obligations) of any such License Receivable debtor.

     4. Events of Default. The occurrence of any of the following shall, at the option of the Medtronic, be an Event of Default:

          A. Any "Event of Default" (as defined in such agreement) by Debtor under any note or any other agreement evidencing the Obligations;

          B. Debtor's failure to comply with any representation, warranty or covenant hereunder if not cured within thirty (30) days after written notice;

          C. Transfer or disposition of any of the Collateral, except as permitted by this Agreement; or

          D. Attachment, execution or levy on any of the Collateral.

     5. Remedies upon Event of Default. Upon the occurrence of an Event of Default and at any time thereafter, Medtronic, on behalf of all the Secured Parties, may exercise any one or more of the following rights and remedies:

          5.1. declare all Obligations to be immediately due and payable, which shall then be immediately due and payable, without presentment or other notice or demand;

          5.2. exercise and enforce any or all rights and remedies available upon default to a secured party under the Uniform Commercial Code, including but not limited to the right to take possession of any Collateral, proceeding without judicial process if permitted by law or by judicial process, and the right to use, sell, lease or otherwise dispose of any or all of the Collateral, and in connection therewith, Medtronic may require Debtor to make the Collateral available to Medtronic at a place to be designated by Medtronic that is reasonably convenient to both parties, and if notice to Debtor of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 8.2) at least 10 business days prior to the date of intended disposition or other action; or


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          5.3. exercise or enforce any or all other rights or remedies available to Medtronic by law or agreement against the Collateral, including specifically the right to use the Collateral, against Debtor or against any other person or property.

All rights and remedies of the Secured Parties shall be cumulative and may be exercised singularly or concurrently, at Medtronic's option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other.

     6. Other Personal Property. Unless at the time Medtronic takes possession of any tangible Collateral, or within seven days thereafter, Debtor gives written notice to Medtronic of the existence of any goods, papers or other property of Debtor, not affixed to or constituting a part of such Collateral, but which are located or found upon or within such Collateral, neither Medtronic nor any other Secured Party shall be responsible or liable to Debtor for any action taken or omitted by or on behalf of Medtronic or any other Secured Party with respect to such property without actual knowledge of the existence of any such property or without actual knowledge that it was located or to be found upon or within such Collateral.

     7. Termination of Security Interest; Release of Collateral. When all outstanding Obligations have been irrevocably paid in full, the Security Interest shall terminate and all rights to each item of Collateral shall revert to the Debtor. At any time before the Security Interest terminates pursuant to
Section 7, Medtronic may, at the written request of the Debtor, release any of the Collateral (but not all or substantially all the Collateral). Upon any such termination of the Security Interest or release of Collateral, Medtronic will, at the expense of the Debtor, execute and deliver to Debtor such documents as Debtor shall reasonably request to evidence the termination of the Security Interest or the release of such Collateral, as the case may be.

     8. Miscellaneous.

          8.1. This Agreement can be waived, modified, amended, terminated or discharged, and the Security Interest can be released, only explicitly in a writing signed by Medtronic. A waiver signed by Medtronic shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of Medtronic's or any other Secured Party's rights or remedies.

          8.2. All notices to be given to Debtor shall be deemed sufficiently given if delivered or mailed by registered or certified mail, postage prepaid, to Debtor at its address set forth above or at such other address as Debtor may subsequently provide to Medtronic.

          8.3. Any Secured Party's duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if such Secured Party exercises reasonable care in physically safekeeping such Collateral or, in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and such Secured Party need not otherwise preserve, protect, insure or care for any Collateral. Neither Medtronic nor any other Secured Party shall be obligated to preserve any rights Debtor may have against prior parties, to realize on the


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     Collateral at all or in any particular manner or order, or to apply any cash proceeds of Collateral in any particular order of application.

          8.4. This Agreement shall be binding upon and inure to the benefit of Debtor and the Secured Parties and their respective successors and assigns and shall take effect when signed by Debtor and delivered to Medtronic, and Debtor waives notice of Medtronic's or any other Secured Party's acceptance hereof. Except for an assignment to SMS Securities Sigg Merkli Schroedel AG or its affiliates, or to a successor to substantially all of Medtronic's business and assets to which this Agreement relates, Medtronic will not assign its rights under this Agreement without the Company's consent, which shall not be unreasonably withheld.

          8.5. A carbon, photographic or other reproduction of this Agreement or of any financing statement signed by Debtor shall have the same force and effects as the original for all purposes of a financing statement.

          8.6. This Agreement shall be governed by the internal laws of the State of Delaware. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby.

          8.7. All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Obligations.

     ACCORDINGLY, this Security Agreement has been duly executed by the parties as of the date first set forth above.


                                        RESTORAGEN, INC.


                                        By:
                                           ------------------------------------
                                           Its:
                                               --------------------------------


                                        MEDTRONIC INTERNATIONAL, LTD.


                                        By:
                                           ------------------------------------
                                           Its:
                                               --------------------------------


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